ENVIRONMENTAL TURF SERVICE, LLC

FINANCIAL STATEMENTS

and Independent Auditors’ Report

DECEMBER 31, 2015 and 2014

To the Members of Environmental Turf Services, LLC

We have audited the accompanying financial statements of Environmental Turf Services, LLC, including the balance sheets as of December 31, 2015 and 2014, and the related statements of operations and changes in members’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Environmental Turf Services, LLC as of December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

December 28, 2016

/s/ Accell Audit & Compliance, P.A.

ENVIRONMENTAL TURF SERVICES, LLC

Balance Sheets

As of December 31, 2015 and 2014

	2015	2014
ASSETS
Current assets
Cash	$4,292	$14
Accounts receivable, net	295,230	58,053
Inventories	44,702	31,915
Total current assets	344,224	89,982

Property and equipment, net	11,596	16,288
TOTAL ASSETS	355,820	106,270

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	1,000,355	895,751
Accrued expenses and other current liabilities	17,553	18,747
Due to related party	500	-
Promissory note, related party	15,000	15,000
Note payable	-	12,198
Billings in excess of cost and estimated earnings	202,657	36,339
Total current liabilities	1,236,065	978,035

Members’ deficit	(880,245)	(871,765)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$355,820	$106,270

See Independent Auditors’ Report and accompanying notes to the financial statements.

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ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF OPERATIONS and CHANGES IN MEMBERS’ DEFICIT

For the Years Ended December 31, 2015 and 2014

	2015	2014
Revenues	$1,897,770	$2,513,659

Cost of revenues	1,557,073	2,207,750
Gross profit	340,697	305,909

Operating expenses
Selling, general and administrative expense	339,989	358,833
Depreciation and amortization	5,805	8,879
Total operating expenses	345,794	367,712

Loss from operations	(5,097)	(61,803)

Other income (expense)
Interest expense	(3,550)	(2,600)
Other income	167	1,213
Other income (expense)	(3,383)	(1,387)

Net loss	(8,480)	(63,190)

Members’ deficit, beginning of period	(871,765)	(808,575)

Members’ deficit, end of period	$(880,245)	$(871,765)

See Independent Auditors’ Report and accompanying notes to the financial statements.

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ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2015 and 2014

	2015	2014

Cash Flows From Operating Activities
Net loss	$(8,480)	$(63,190)
Adjustments to reconcile net loss from operating activities:
Depreciation and amortization expense	5,805	8,879
Changes in operating assets and liabilities:
Accounts receivable	(237,177)	47,500
Inventories	(12,787)	(11,724)
Accounts payable	104,604	20,297
Accrued expenses and other current liabilities	(1,194)	2,068
Billings in excess of cost and estimated earnings	166,318	11,292

Net Cash From Operating Activities	17,089	15,112

Cash Flows From Investing Activities
Acquisition of property and equipment	(1,113)	—

Net Cash From Investing Activities	(1,113)	—

Cash Flows From Financing Activities
Proceeds from note payable/related party payable	500	12,198
Note payable payments	(12,198)	(35,000)

Net Cash From Financing Activities	(11,698)	(22,908)

Net Change in Cash	4,278	(7,680)

Cash - Beginning	14	7,694

Cash - Ending	$4,292	$14

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$3,550	$2,600
Income taxes	$—	$—

See Independent Auditors’ Report and accompanying notes to the financial statements.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 1 - Organization and Nature of Business

Nature of Operations: Environmental Turf Services, LLC (“EnviroTurf” or the “Company”) was formed on July 22, 2008 under the laws of the State of Mississippi, as a limited liability company. The Company installs, markets and sells synthetic turf materials used for residential and commercial purposes.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition:

The Company recognizes revenues on sales and cost of sales related to long-term contracts and are accounted for under the percentage-of-completion method. Sales under fixed-type contracts are generally recognized upon passage of title to the customer, which usually coincides with physical delivery or customer acceptance as specified in contractual terms. Such sales are recorded at the cost of items delivered or accepted plus a proportion of profit expected to be realized on a contract, based on the ratio of such costs to total estimated costs at completion. Sales, including estimated earned fees, under cost reimbursement-type contracts are recognized as costs are incurred.

Profits expected to be realized on contracts are based on the Company’s estimates of total contract sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts with adjustments to profits resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. When management believes the cost of completing a contract, excluding general and administrative expenses, will exceed contract-related revenues, the full amount of the anticipated contract loss is recognized.

Revenues recognized in excess of amounts billed are classified as current assets under ’‘Cost and earnings in excess of estimated billings.’’ Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under ’‘Billings in excess of costs and estimated earnings.’’

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Company’s significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets: property and equipment and sales return reserve.

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the years ended December 31, 2015 and 2014, five and three customers accounted for 86% and 55%, respectively, of the net revenues.

At December 31, 2015 and 2014, one and two customers accounted for 86% and 100%, respectively, of the accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of December 31, 2015 and 2014, the Company’s allowance for doubtful accounts was $33,742.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Inventories: Inventory primarily consists of installation materials used in the installation of the turf. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of December 31, 2015 and 2014; respectively, the allowance for obsolete inventory was zero.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Company have determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of December 31, 2015 and 2014 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Company is a limited liability company which is treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass-through entity, that require disclosure.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the years ended December 31, 2015 and 2014, the Company incurred minimal advertising costs.

Warranties: The Company warrants its products against defects in installation, but not for the defects in manufacturing, as these are warranted by the manufacturer. A provision for estimated future costs related to warranty expense is not recorded since these costs have been deemed insignificant by management.

Note 3 – accounts receivable

As of December 31, 2015 and 2014, accounts receivables consisted of the following:

	2015	2014
Amounts billed:
Completed contracts	$328,972	$91,795

Less: Allowance for doubtful accounts	(33,742)	(33,742)
	$295,230	$58,053

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 4 – Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts and related amounts billed as of December 31, 2015, and December 31, 2014, are as follows:

	2015	2014
Costs incurred on uncompleted contracts	$273,872	$325,774
Estimated earnings	395,558	105,998

Less: Billings to date	466,773	395,433
	$202,657	$36,339

Such amounts are included in the accompanying balance sheets at December 31, 2015 and 2014, under the following captions:

	2015	2014

Billings in excess of costs and estimated earnings	$202,657	$36,339
	$202,657	$36,339

note 5 – property and equipment

As of December 31, 2015 and 2014, property and equipment consisted of the following:

	2015	2014
Automobiles	$37,557	$37,557
Computers	2,745	1,632
Equipment	2,629	2,629
Furniture and fixtures	2,541	2,541
	45,472	44,359

Less: accumulated depreciation	(33,876)	(28,071)
	$11,596	$16,288

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Depreciation expense was $5,805 and $8,879 for the years ended December 31, 2015 and 2014, respectively.

Note 6 – Note Payable, Promissory note payable and due to related party

On March 3, 2014 the Company entered into a short-term note payable with a financial institution. The note was due June 3, 2014 and interest is stated at 5%. The principal and interest are due upon maturity. As of December 31, 2015 and 2014, the outstanding principal balance on the note was $0 and $12,198; respectively.

The Company entered into a promissory note payable with a family member of a former managing member as part of specified royalties owed as part of the acquisition of the former managing member’s equity interest. As of December 31, 2015 and 2014, the total outstanding balance on this note was $15,000.

The Company was advanced proceeds from its managing member during 2015 at a zero stated interest rate. As of December 31, 2015 and 2014, the outstanding balance on the advance was $500 and $0; respectively.

Note 7 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility on a month to month basis. Total rent expense for the years ended December 31, 2015 and 2014 was $23,197 and $18,903, respectively.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Note 8 – members’ equity (deficit)

Members’ equity consists of Class A and B Units. As of December 31, 2015 and 2014; respectively, the Company had zero Class A Units issued and 691.27 of Class B Units issued. The Class A Units were designated as financial interest holders, but had no provisions for governance and the Class B Units contain provisions for rights of voting and governance, as defined in the Company’s Operating Agreement.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through December 28, 2016, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the financial statements:

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of the Company pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between XFit and the Company. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement.

At the closing of the Acquisition, XFit paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. XFit will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

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